UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   September 13, 2012

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices)  (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 13, 2012, the Board of Directors of the Company adopted the Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately upon adoption, to supersede and replace the existing bylaws of the Company.  Section 38 was amended to delete references to earned surplus, earnings and liquidating dividends in order to clarify that the board of directors may declare dividends to the extent and in the manner provided by law.  As a result of the amendment, Section 38, in its entirety, reads as follows:

Dividends.  Dividends upon the shares of stock of the corporation, subject to any applicable provisions of the Articles of Incorporation and of any applicable laws or statutes, may be declared by the board of directors at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of its stock and to the extent and in the manner provided by law.

The foregoing description of the amendment to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The 2012 annual meeting of shareholders of the Company was held on September 13, 2012.

(b)	The voting results of the proposals submitted to a vote of the Company’s shareholders at the annual meeting are set forth below.

1)	Each of the following nominees for director was elected to serve until the next annual meeting of shareholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paul J. Brown	205,465,077	2,983,862	278,802	22,468,812
William C. Cobb	205,369,838	3,082,845	275,058	22,468,812
Marvin R. Ellison	202,292,089	6,139,475	296,177	22,468,812
Robert A. Gerard	205,354,601	3,028,519	344,621	22,468,812
David Baker Lewis	207,487,178	987,400	273,163	22,468,812
Victoria J. Reich	205,516,555	2,937,542	273,644	22,468,812
Bruce C. Rohde	203,965,503	4,483,510	278,728	22,468,812
Tom D. Seip	193,001,448	15,432,260	294,033	22,468,812
Christianna Wood	205,400,725	3,049,441	277,575	22,468,812
James F. Wright	204,015,212	4,438,612	273,917	22,468,812

2)
The proposal for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2013 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
229,899,720	793,880	502,953	-0-

3)	The advisory proposal on the Company's named executive officer compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
188,694,679	17,765,139	2,267,923	22,468,812

4)	The proposal for the approval of the 2013 Long-Term Incentive Plan was approved as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
172,790,195	35,494,691	442,855	22,468,812

5)	The proposal for the approval of the Amended and Restated 2000 Employee Stock Purchase Plan was approved as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
203,257,589	4,183,523	1,286,629	22,468,812

6)	The shareholder proposal concerning proxy access was not approved as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
17,135,091	191,039,878	552,772	22,468,812

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of H&R Block, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: September 14, 2012	By:/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of H&R Block, Inc.